UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34276	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th floor, Burbank, CA		91505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On March 11, 2010, Youbet.com, Inc. (the “Company”) issued a press release announcing its financial results for the three and twelve month periods ended December 31, 2009.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The earnings press release contains disclosure regarding certain measures of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measure consists of EBITDA from continuing operations. Information needed to reconcile EBITDA from continuing operations to the most directly comparable GAAP financial measure and disclosure regarding management’s uses for this non-GAAP measure appear under “Reconciliation of Non-GAAP Financial Measures.”

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if the Company specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Press Release issued March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.

Dated: March 11, 2010	By:	/s/ Susan Bracey
	Name:	Susan Bracey
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Youbet.com, Inc. Earnings Press Release dated March 11, 2010 (furnished pursuant to Item 2.02 of Form 8-K).